Exhibit 1.1

CHESAPEAKE ENERGY CORPORATION

Form of Exchange Offer Dealer Manager Agreement

New York, New York

[            ], 2003

BANC OF AMERICA SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.

LEHMAN BROTHERS INC.

Other Dealer Managers Listed on the Signature Pages Hereto

c/o Banc of America Securities LLC

100 North Tryon Street, 12th Floor

Charlotte, NC 28255

Ladies and Gentlemen:

Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), plans to make an offer to exchange (the “Exchange Offer”) a combination of its (i) 7.75% Senior Notes due 2013 (the “7.75% Notes”) and (ii) 6.875% Senior Notes due 2016 (the “6.875% Notes”, and together with the 7.75% Notes, the “New Notes”) for its outstanding 8.125% Senior Notes due 2011 (the “Old Notes”). The Company will offer holders of Old Notes the choice of exchanging $[            ] principal amount of 7.75% Notes for each $1,000 principal amount of Old Notes or $[            ] principal amount of 6.875% Notes for each $1,000 principal amount of Old Notes, in each case tendered in the Exchange Offer on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal (each as defined below). Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Prospectus.

The Old Notes were issued pursuant to an indenture dated as of April 6, 2001 (the “Old Notes Indenture”), between the Company (as issuer), certain subsidiaries of the Company (as subsidiary guarantors) and United States Trust Company of New York (the “Old Trustee”) (as trustee). The 7.75% Notes are to be issued under an indenture dated as of March 5, 2003 (the “7.75% Notes Indenture”), between the Company (as issuer), the Subsidiary Guarantors (as subsidiary guarantors) and The Bank of New York (the “7.75% Notes Trustee”) (as trustee), and the 6.875% Notes are to be issued under an indenture dated as of November 26, 2003 (the “6.875% Notes Indenture”), between the Company (as issuer), the Subsidiary Guarantors (as subsidiary guarantors) and The Bank of New York (the “6.875% Notes Trustee”) (as trustee), in each case without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder in reliance upon exemptions from the registration requirements thereunder.

In connection with the Exchange Offer, the Company has prepared a preliminary prospectus dated November 21, 2003 (the “Preliminary Prospectus”), and a final prospectus dated [            ], 2003 (including any information incorporated by reference therein as of the Commencement Date, and as amended or supplemented up to and including the Closing Date, the “Final Prospectus”, and together with the Preliminary Prospectus, the “Prospectus”). The Preliminary Prospectus forms a part of the registration statement (the “Registration Statement”) on Form S-4 (Registration No. 33-[            ]) filed with the Commission on November 21, 2003, for registration under the Securities Act of $[            ] aggregate principal amount of 7.75% Notes and $[            ] aggregate principal amount of 6.875% Notes, and the related Letter of Transmittal (the “Letter of Transmittal,” and together with the Prospectus and the Registration Statement, the “Offering Documents”). The Final Prospectus was filed with the Commission pursuant to Rule 424(b) of the Securities Act on [            ], 2003. The Offering Documents were prepared by the Company and set forth certain information concerning the Company, the Old Notes and the New Notes. The Company hereby confirms that it has authorized the use of the Offering Documents and any amendments or supplements thereto in connection with the Exchange Offer. Unless stated to the contrary, references herein to the Offering Documents are to the Offering Documents up to and including the Closing Date, and are not meant to include any information incorporated by reference therein subsequent to the Closing Date, and any references herein to the terms “amend”, “amendment” or “supplement” with respect to any of the Offering Documents shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the execution of this Agreement that is incorporated by reference therein.

1. Engagement. The Company hereby engages Banc of America Securities LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc. as joint lead dealer managers (the “Joint Lead Dealer Managers”) and each of Bear, Stearns & Co. Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated, BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc., SunTrust Capital Markets, Inc., TD Securities (USA) Inc., Comerica Securities Inc. and Wells Fargo Securities, LLC as co-dealer managers (each a “Co-Dealer Manager”, and together with the Joint Lead Dealer Managers, the “Dealer Managers”), authorizes the Dealer Managers to act as such in connection with the Exchange Offer and agrees that the Dealer Managers shall act as independent contractors with duties solely to the Company. Each Dealer Manager agrees to perform, in accordance with its customary practice, such services in connection with the Exchange Offer as are customarily performed by investment banking concerns in connection with exchange offers of like nature, including but not limited to soliciting the holders of the Old Notes sought to be exchanged by the Company pursuant to the Exchange Offer.

The Company acknowledges that each Dealer Manager is a securities firm that is engaged in securities trading and brokerage activities as well as in providing investment banking and financial advisory services. In the ordinary course of trading and brokerage activities, each Dealer Manager and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company and its affiliates or other entities that may be involved in the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this paragraph shall be deemed to release any Dealer Manager or any of its affiliates from its obligations set forth in Section 9.

Each Co-Dealer Manager authorizes the Joint Lead Dealer Managers to act as lead dealer managers in connection with the Exchange Offer, and (i) to agree, on their behalf and on behalf of the other Co-Dealer Managers, to any addition to, change in or waiver of any provision of, or the termination of, this Agreement (other than additions to or changes in this paragraph, and other than a waiver of, or reduction in fees due to such Co-Dealer Manger under, Section 3), (ii) to agree to the addition of other Dealer Managers to, or removal of other Dealer Managers from, this Agreement, (iii) to exercise, in the Joint Lead Dealer Managers’ discretion, all the authority vested in the Joint Lead Dealer Managers under this Agreement, and (iv) except as otherwise set forth in this paragraph, to take any other action as may seem advisable to the Joint Lead Dealer Managers in respect of the Exchange Offer (including, without limitation, actions and communications with the Commission, state blue sky or securities commission, stock exchanges and other regulatory bodies and organizations). Each Co-Dealer Manager waives and releases each Joint Lead Dealer Manager from and against any and all claims, causes of action or liabilities of any kind that the Co-Dealer Manager has or may have to the extent it or they arise out of, or in connection with, the Joint Lead Dealer Managers’ exercise of their rights and obligations as Joint Lead Dealer Managers under this Agreement and in connection with the Exchange Offer.

2. Solicitation Material; Withdrawal.

(a) The Company agrees to furnish the Dealer Managers with as many copies as the Dealer Managers may reasonably request of the Offering Documents, any exhibits thereto, any information incorporated by reference therein, any amendments or supplements thereto and any other documents or materials whatsoever relating to the Exchange Offer (collectively, as amended or supplemented from time to time, the “Exchange Offer Material”) to be used by the Company in connection with the Exchange Offer.

(b) The Company agrees that, within a reasonable time prior to using any Exchange Offer Material, it will submit copies of such material to the Joint Lead Dealer Managers and their counsel and that it will not use or publish any such material to which the Joint Lead Dealer Managers or their counsel reasonably object. In the event that (i) the Company uses or permits the use of any Exchange Offer Material (a) which has not been submitted to the Dealer Managers for their comments or (b) which has been so submitted and with respect to which the Dealer Managers have made comments, but which comments have not resulted in a response reasonably satisfactory to the Dealer Managers and their counsel to reflect their comments, (ii) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein or (iii) the Exchange Offer is terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to, or any proceeding, litigation or investigation has developed or been initiated such that it is reasonably likely to have a material adverse effect on the Company’s ability to carry out the Exchange Offer, the exchange of the New Notes for the Old Notes pursuant thereto or the performance of this Agreement, the 7.75% Notes Indenture, the 6.875% Notes Indenture and the New Notes, then in any such case the Dealer Managers shall be entitled to withdraw as Dealer Managers without any liability or penalty to the Company or any other Indemnified Person (as defined in Section 8 hereof) and without loss of any right to the payment of all expenses payable hereunder. If the Dealer Managers withdraw as Dealer Managers pursuant to this Section 2, the Company shall promptly reimburse the Dealer Managers for expenses incurred through the date of such withdrawal. The Company shall inform the Dealer Managers promptly after it receives notice or becomes aware of the happening of any event or the discovery of any fact (i) that would require the making of any change in any Exchange Offer Material then being used, or (ii) that would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

3. Compensation and Expenses.

(a) The Company and the Dealer Managers agree that the compensation (the “Fee”) for each Dealer Manager’s services, which will be paid in immediately available funds on the Closing Date, will be as follows (in each case, stated as a percentage of the aggregate principal amount of Old Notes tendered and accepted for exchange by the Company pursuant to the Exchange Offer):

Dealer Manager	Fee
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Credit Suisse First Boston LLC
Morgan Stanley & Co. Incorporated
BNP Paribas Securities Corp.
Credit Lyonnais Securities (USA) Inc.
SunTrust Capital Markets, Inc.
TD Securities (USA) Inc.
Comerica Securities Inc.
Wells Fargo Securities, LLC

(b) In addition to the compensation payable under Section 3(a) above, the Company agrees to pay in immediately available funds (i) all fees and expenses relating to the filing, preparation, printing, mailing and publishing of the Exchange Offer Material, (ii) all fees, disbursements and expenses of the Company’s counsel and accountants and of the Exchange Agent (as defined in Section 4), (iii) all advertisement charges, (iv) all other fees and expenses in connection with the Exchange Offer, including those of any exchange agent, information agent or other person rendering services in connection therewith, (v) to brokers and dealers (including the Dealer Managers), commercial banks, trust companies and other nominees the amount of their customary mailing and handling expenses incurred in forwarding the Exchange Offer to their customers, (vi) the cost of preparation, issuance, transfer and delivery of the New Notes, including any transfer, withholding or other taxes payable thereon, (vii) the costs and charges of the 7.75% Notes Trustee and the 6.875% Notes Trustee, (viii) the cost of printing the Blue Sky memorandum in connection with the Exchange Offer under state securities laws and all expenses in connection with the qualification of the New Notes under such state securities laws, including filing fees and reasonable fees and disbursements of counsel for the Dealer Managers in connection with such qualification and in connection with the Blue Sky memorandum, (ix) any fees charged by rating agencies for the rating of the New Notes and (x) all other reasonable costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The Company will also reimburse the Dealer Managers for all reasonable expenses incurred by the Dealer Managers in connection with their services as Dealer Managers; provided, however, that the Company shall only be liable to reimburse the Dealer Managers for the reasonable fees and expenses of a single firm of attorneys representing the Dealer Managers which is hereby designated to be Cravath, Swaine & Moore LLP. The Company shall perform its obligations set forth in this Section 3(b), without regard to whether the Exchange Offer is consummated and any payments due hereunder shall be paid promptly upon the earlier of (i) the completion or earlier termination of the Exchange Offer or (ii) the withdrawal by the Dealer Managers pursuant to Section 2 hereof.

4. Exchange Agent and Information Agent. The Company will arrange for The Bank of New York to serve as exchange agent (the “Exchange Agent”) in connection with the Exchange Offer and, as such, to advise the Dealer Managers as to such matters relating to the Exchange Offer as the Dealer Managers may reasonably request. The Company shall provide the Dealer Managers or cause the Old Trustee and The Depository Trust Company (“DTC”) to provide the Dealer Managers with copies of the records or other lists showing the names and addresses of, and principal amounts of Old Notes held by, the holders of Old Notes as of a recent date and shall, from and after such date, advise the Dealer Managers during the pendency of the Exchange Offer of any change in the information previously provided. The Company will arrange for D.F. King & Co., Inc. to serve as information agent (the “Information Agent”) in connection with the Exchange Offer and, as such, to advise the Dealer Managers as to such matters relating to the Exchange Offer as the Dealer Managers may reasonably request and to furnish the Dealer Managers with any written reports concerning any such information as the Dealer Managers may reasonably request.

5. Representations, Warranties and Certain Agreements.

(A) The Company represents and warrants to the Dealer Managers, and agrees with the Dealer Managers, as follows:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oklahoma. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents, and to enter into and perform all its obligations under this Agreement, the 7.75% Notes Indenture, the 6.875% Notes Indenture and the New Notes and to consummate the Exchange Offer. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing could not reasonably be expected to, individually or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries taken as a whole (any such change a “Material Adverse Change”).

(b) Each subsidiary of the Company has been duly incorporated or otherwise established as a legal entity and is validly existing as such and in good standing (to the extent such concept applies) under the laws of the jurisdiction of its incorporation or establishment and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents. Each of the Company’s subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. Except as otherwise stated in the Offering Documents, all of the issued and outstanding equity interests of each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable, and the equity interests owned by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. Each Subsidiary Guarantor has the corporate power and authority to enter into and perform all its obligations under this Agreement, the 7.75% Notes Indenture, the 6.875% Notes Indenture and the Guarantees in accordance with their terms.

(c) This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and subject to an implied covenant of good faith and fair dealing.

(d) The New Notes have been duly authorized by the Company and, when executed, authenticated and issued in accordance with the terms of the 7.75% Notes Indenture and the 6.875% Notes Indenture and delivered to the holders of the Old Notes who tender their Old Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and be entitled to the benefits of the 7.75% Notes Indenture and the 6.875% Notes Indenture, as applicable.

(e) Each of the 7.75% Notes Indenture, the 6.875% Notes Indenture and the Guarantees has been duly authorized by the Company and the Subsidiary Guarantors, as applicable, and, assuming due authorization, execution and delivery thereof by the 7.75% Notes Trustee and the 6.875% Notes Trustee, respectively, constitute valid and binding agreements of the Company and each Subsidiary Guarantor, as applicable, enforceable against the Company and each Subsidiary Guarantor, as applicable, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity. Each of the 7.75% Notes Indenture and the 6.875% Notes Indenture complies with the requirements of and has been duly qualified under the Trust Indenture Act of 1939, including the rules and regulations of the Commission promulgated thereunder.

(f) The Company has taken all necessary corporate action to authorize the making and consummation of the Exchange Offer (including the exchange of the New Notes for the Old Notes) and all other actions contemplated by the Offering Documents.

(g) The Old Notes, the Old Notes Indenture, the New Notes, the 7.75% Notes Indenture, the 6.875% Notes Indenture and the Guarantees conform in all material respects to the respective statements relating thereto contained in the Offering Documents.

(h) Except as otherwise disclosed in the Offering Documents, (i) there has been no Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock, in each case, within the 24-month period immediately preceding the date of this Agreement; and (iv) there has been no material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, considered as one entity. Complete and correct copies of the Offering Documents have been furnished to the Dealer Managers or will be furnished to the Dealer Managers no later than the Commencement Date.

(i) The Offering Documents, as amended and supplemented from time to time, comply and will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, and in connection with the Exchange Offer, the Company has complied, and will continue to comply, in all material respects with the Securities Act, the Exchange Act, the applicable regulations of the New York Stock Exchange and applicable state securities or “blue sky” laws or regulations.

(j) Any Company document incorporated by reference in the Offering Documents when filed or becoming so incorporated by reference complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

(k) The Offering Documents do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that the Company makes no representation or warranty with respect to any statement contained in, or any matter omitted from, the Offering Documents relating to the Dealer Managers and based upon information furnished in writing by the Dealer Managers to the Company expressly for use therein.

(l) The Registration Statement became effective under the Securities Act on •, 2003, and thereupon the offering of the New Notes as contemplated by the Prospectus became registered under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been instituted or are pending or contemplated under the Securities Act.

(m) PricewaterhouseCoopers LLP (the “Independent Accountants”), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and supporting schedules thereto) included or incorporated by reference in the Offering Documents, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

(n) The financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Documents present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

(o) All of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(p) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each such foregoing document being referred to as an “Existing Instrument”), except for such Defaults as could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change. The Company’s and each Subsidiary Guarantor’s execution, delivery and performance of this Agreement, the 7.75% Notes Indenture, the 6.875% Notes Indenture, the Guarantees and any other agreements or documents relating to any of the foregoing, the offer, sale and issuance of the New Notes, the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, the Exchange Offer, the cancellation of the Old Notes and the consummation of the transactions contemplated by any of the foregoing and by the Offering Documents: (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries; (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries or any of their respective properties. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or any Subsidiary Guarantor’s execution, delivery and performance of this Agreement, the 7.75% Notes Indenture, the 6.875% Notes Indenture, the Guarantees and any other agreements or documents relating to any of the foregoing, the offer, sale and issuance of the New Notes, the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, the Exchange Offer, the cancellation of the Old Notes and the consummation of the transactions contemplated by any of the foregoing and by the Offering Documents, except such as have been obtained or made by the Company or the Subsidiary Guarantors and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

(r) The Company has made appropriate arrangements, to the extent applicable, with The Depository Trust Company (“DTC”) or any other “qualified” securities depositary to allow for the book-entry movement of the tendered notes representing the Old Notes between depositary participants and the Exchange Agent.

(s) The Company is subject to and is reporting in accordance with the requirements of Section 13 or Section 15(d) of the Exchange Act. The Company has filed and, during the period between the Commencement Date and the Closing Date, will file, all documents (including exhibits) required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act (the “Company Filed Documents”) within the time periods required to be filed by the Exchange Act and the rules and regulations promulgated thereunder. The Company will be in compliance with all reporting requirements under the Exchange Act as of the Closing Date. The information provided by the Company pursuant to these provisions and incorporated by reference in the Offering Documents and subsequently superseded by another document incorporated by reference did not, at the date thereof, and will not, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(t) Except as contemplated by this Agreement, the Company has not paid or agreed to pay to any person any compensation for (i) soliciting another to purchase any of the Company’s securities, other than in connection with the Company’s sale of $200,000,000 aggregate principal amount of 6.875% Senior Notes due 2016 to qualified institutional buyers in accordance with Rule 144A under the Securities Act on or about November 26, 2003, and in connection with the Company’s sale of 1,500,000 shares of 5.00% Cumulative Convertible Preferred Stock on or about November 18, 2003, or (ii) the solicitation of tenders by holders of the Old Notes pursuant to the Exchange Offer.

(u) Neither the Company nor any of its subsidiaries nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the Exchange Offer or the sale or resale of the Company’s securities or to encourage tenders by holders of the Old Notes pursuant to the Exchange Offer.

(v) Except as described in the Offering Documents or as otherwise disclosed to the Dealer Managers, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge: (i) threatened against or affecting the Company or any of its subsidiaries; or (ii) which have as the subject thereof any officer or director of, or any property owned or leased by, the Company or any of its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary, officer or director and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and by the Offering Documents. There are no legal or governmental actions, suits or proceedings pending required to be described in the Offering Documents which are not described as required. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent.

(w) The Company is not, and, after giving effect to the transactions contemplated in the Offering Documents, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own or possess such Intellectual Property Rights could not reasonably be expected to result in a Material Adverse Change, and the expected expiration of any of such Intellectual Property Rights could not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, could reasonably be expected to result in a Material Adverse Change.

(z) The Company and each of its subsidiaries possess such valid and current certificates, authorizations, permits or licenses (collectively, “Licenses”) issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such Licenses could not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

(aa) The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements described in the Offering Documents, including, without limitation, all oil and gas producing properties of the Company and its subsidiaries, and all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as described in the Offering Documents or as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(bb) Except as disclosed in the Company Filed Documents, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate result in a Material Adverse Change; and the Company is not aware of any pending investigation which might lead to such a claim.

(cc) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown by such returns, which are due and payable, and any related or similar assessment, fine or penalty levied against any of them, except in each case as may be being contested in good faith and by appropriate proceedings. The Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements described in the Offering Documents in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(dd) Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary has violated or is in violation of the Foreign Corrupt Practices Act.

Any certificate signed by an officer of the Company and delivered to the Dealer Managers or to counsel for the Dealer Managers pursuant hereto shall be deemed to be a representation and warranty by the Company to the Dealer Managers as to the matters set forth therein.

6. Certain Conditions and Obligations.

(A) The obligations of the Dealer Managers as provided herein shall be subject to each of the following conditions:

(a) All representations and warranties of the Company contained herein or in any certificate or writing delivered hereunder at all times during and as of the Exchange Offer shall be true and correct.

(b) The Company at all times during the Exchange Offer shall have performed, in all material respects, all of its obligations hereunder required as of such time to have been performed by it.

(c) For the period from the date of this Agreement up to and including the Closing Date, there shall not have occurred any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change, from that set forth in the Offering Documents that, in the judgment of a majority in interest of the Dealer Managers, makes it impracticable to market the New Notes or consummate the Exchange Offer on the terms and in the manner contemplated in the Offering Documents.

(B) Subject to Section 14 of this Agreement, the Company agrees that it shall not consummate the Exchange Offer unless the following conditions are satisfied or otherwise waived by the Joint Lead Dealer Managers on behalf of the Dealer Managers, provided that each Dealer Manager may withdraw from participating in the Exchange Offer if it disagrees with any decision made by the Joint Lead Dealer Managers pursuant to this Section 6(B):

(a) On the Closing Date, the Joint Lead Dealer Managers shall have received a certificate, dated as of the Closing Date, signed by an executive officer of the Company, confirming that no change or development to the effect set forth in Section 6(c) above and certifying that the representations and warranties of the Company set forth in Section 5 of this Agreement are true and correct as of the Closing Date and that the Company has complied with, or received waivers from the Joint Lead Dealer Managers with respect to, all of the agreements and satisfied all of the conditions contained herein on its part to be performed or satisfied hereunder on or before the Commencement Date and the Closing Date, as applicable (and the Joint Lead Dealer Managers shall have received an additional 11 signed copies of such certificate for each of the several Dealer Managers). The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to any proceedings threatened.

(b) (i) The Dealer Managers shall have received on or prior to the Commencement Date a letter dated as of the Commencement Date addressed to the Dealer Managers, in form and substance satisfactory to the Joint Lead Dealer Managers, from PricewaterhouseCoopers LLP, the Company’s independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Documents (and the Joint Lead Dealer Managers shall have received an additional 11 signed copies of such auditors’ letter for each of the several Dealer Managers); and (ii) the Joint Lead Dealer Managers shall also have received on or prior to the Closing Date a letter dated as of the Closing Date addressed to the Dealer Managers from PricewaterhouseCoopers LLP to the effect that they reaffirm the statements made by them pursuant to clause (i) of this paragraph (and the Joint Lead Dealer Managers shall have received an additional 11 signed copies of such auditors’ letter for each of the several Dealer Managers); provided that the letter delivered on the Closing Date may use a “cut-off date” not earlier than [three business days] prior to the Closing Date.

(c) (i) The Joint Lead Dealer Managers shall have received on or prior to the Commencement Date the favorable opinion of Vinson & Elkins L.L.P., counsel for the Company, dated as of the Commencement Date, the form of which is attached as Exhibit A, (and the Joint Lead Dealer Managers shall have received an additional 11 signed copies of such opinion for each of the several Dealer Managers); and (ii) the Joint Lead Dealer Managers shall have received on or prior to the Closing Date the favorable opinion of Vinson & Elkins L.L.P., dated as of the Closing Date, the form of which is attached as Exhibit B, (and the Joint Lead Dealer Managers shall have received an additional 11 signed copies of such opinion for each of the several Dealer Managers). The opinion of Vinson & Elkins L.L.P. shall be rendered to the Dealer Managers at the request of the Company and shall so state therein.

(d) No stop order, restraining order or injunction has been issued by the Commission or any court, and no litigation shall have been commenced or threatened before the Commission or any court, with respect to (i) the making or consummation of the Exchange Offer, (ii) the execution, delivery or performance by the Company or any Subsidiary Guarantor of this Agreement, the 7.75% Notes Indenture, the 6.875% Notes Indenture, the Guarantees or the New Notes or (iii) any of the transactions in connection with, or contemplated by, the Exchange Offer Material which the Dealer Managers or their legal counsel in good faith believe makes it inadvisable for the Dealer Managers to continue to render services pursuant hereto and it shall not have otherwise become unlawful under any law or regulation, federal, state or local, for the Dealer Managers so to act, or continue so to act, as the case may be.

(e) The Joint Lead Dealer Managers shall have received such other documents and certificates as are reasonably requested by the Joint Lead Dealer Managers or their counsel.

7. Covenants. In further consideration of the Dealer Managers’ agreements herein contained, the Company covenants with the Dealer Managers as follows:

(a) The Company will furnish to the Dealer Managers, without charge, as many copies of the Offering Documents and any amendments and supplements thereto as they may reasonably request.

(b) Prior to amending or supplementing the Offering Documents (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Joint Lead Dealer Managers and their counsel for review at a reasonable time prior to filing a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Dealer Managers or their counsel reasonably object.

(c) The Company will advise the Joint Lead Dealer Managers promptly of (i) the occurrence of any event which could cause the Company to withdraw or terminate the Exchange Offer or would permit the Company to exercise any right not to exchange the New Notes for the tendered Old Notes, (ii) any proposal or requirement to make, amend or supplement the Offering Documents, (iii) the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality which would delay, prevent or adversely affect the Exchange Offer (and, if in writing, will furnish the Joint Lead Dealer Managers a copy thereof), (iv) any Material Adverse Change, or any development which could reasonably be expected to have a Material Adverse Change, and (v) any other information relating to the Exchange Offer which the Dealer Managers may from time to time reasonably request.

(d) The Company agrees that if any event occurs or condition exists as a result of which the Offering Documents would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a holder of the Old Notes, not misleading, or if, in the opinion of the Company, after consultation with the Dealer Managers, it is necessary at any time to amend or supplement the Offering Documents to comply with applicable law, the Company shall immediately notify the Dealer Managers, subject to Section 7(b) of this Agreement, prepare an amendment or supplement to the Offering Documents that will correct such statement or omission or effect such compliance, and supply such amended or supplemented Offering Documents to the Dealer Managers without charge in such quantities as the Dealer Managers may reasonably request, and if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or the regulations under the Securities Act, the Company promptly will prepare and file with the Commission, subject to paragraph (c) of this Section 7, an amendment or supplement that will correct such statement or omission or effect such compliance.

(e) Prior to the Closing Date, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.

(f) The Company will cooperate with the Dealer Managers and use its best efforts to cause the New Notes to be accepted for clearance and settlement through the facilities of DTC and settlement through the facilities of Clearstream and Euroclear.

8. Indemnification. The Company agrees to indemnify and hold harmless each Dealer Manager and such Dealer Manager’s affiliates and officers, directors, employees, agents and each person, if any, who controls any Dealer Manager within the meaning of the Securities Act and the Exchange Act (each a “Dealer Manager Indemnified Person”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Dealer Manager Indemnified Person may become subject arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or any of the documents incorporated by reference therein or in any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any breach by the Company of any representation or warranty or failure to comply with any of the agreements of the Company set forth in the Agreement, (C) any withdrawal, termination, rescission or modification of, or failure to make or consummate, the Exchange Offer or to exchange any of the New Notes for the Old Notes or (D) the transactions contemplated by the Agreement, or the performance by each Dealer Manager thereunder, or any claim, litigation, investigation or proceedings relating to the foregoing (“Dealer Manager Proceedings”) regardless of whether any of such Dealer Manager Indemnified Persons is a party thereto, and to reimburse such Dealer Manager Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses in connection with investigating or defending, settling, compromising or paying for any of the foregoing; provided that the foregoing indemnification will not, as to any Dealer Manager Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent, but only to the extent, that they have resulted from (i) the gross negligence or willful misconduct of such Dealer Manager Indemnified Person or (ii) in the case of the indemnity provided in clause (A) above of this paragraph, an untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with the information furnished in writing by the Dealer Managers expressly for inclusion in the Offering Documents. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

The Company shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, the Company agrees, subject to the provisions of this Section 8, to indemnify the Dealer Manager Indemnified Person from and against any loss, damage or liability by reason of such settlement.

Each Dealer Manager agrees, severally and not jointly, to indemnify and hold harmless each of the Company and its affiliates and officers, directors, employees, agents and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act (each a “Company Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Company Indemnified Person may become subject arising out of or based upon the transactions contemplated by the Agreement or the performance by the Dealer Managers thereunder, or any claim, litigation, investigation or proceedings relating to the foregoing (“Company Proceedings”) regardless of whether any of such Company Indemnified Persons is a party thereto, and to reimburse such Company Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating or defending any of the foregoing, but only to the extent such losses, claims, damages, liabilities or expenses have resulted from (i) the gross negligence or willful misconduct of such Dealer Manager or (ii) an untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with the information furnished in writing by such Dealer Manager expressly for inclusion in the Offering Documents. The Company acknowledges that the information furnished by the Dealer Managers (as described in clause (ii) of the preceding sentence) refers solely to the identity, address and phone number of each Dealer Manager appearing on the front cover page and the back cover page of the prospectus that forms a part of the Registration Statement. The terms “Dealer Manager Indemnified Person” and “Company Indemnified Person” are herein collectively referred to as an “Indemnified Person” and the terms “Dealer Manager Proceedings” and “Company Proceedings” are herein collectively referred to as “Proceedings.”

The Dealer Managers shall not be liable for any settlement of any lawsuit, claim or proceeding effected without their written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, each Dealer Manager agrees, severally and not jointly, subject to the provisions of this Section 8, to indemnify the Company Indemnified Person from and against any loss, damage or liability by reason of such settlement.

Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim in respect thereof is to be made against the Company or the Dealer Managers, as the case may be, as indemnifying party (the “Indemnifying Party”) for indemnification hereunder, promptly notify such Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve any Indemnifying Party from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify such Indemnifying Party will not relieve it from any liability which it may have to such Indemnified Person independently of this Section 8. In case any such Proceedings are brought against any Indemnified Person and it notifies the applicable Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceeding include both such Indemnified Person and the Indemnifying Party and counsel to such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, representing all the Indemnified Persons who are parties to such Proceedings, such counsel to be designated in writing by a majority of the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The Indemnifying Party shall not effect, without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld or delayed), any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release from the party bringing such proceeding of such Indemnified Person and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand, but also the relative fault of Indemnifying Party on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relevant benefits to the Company (including its affiliates, officers, directors, employees, agents and controlling persons) on one hand and the Dealer Managers (including their affiliates, officers, directors, employees, agents and controlling persons) on the other hand shall be deemed to be in the same proportion as (i) the aggregate principal amount of the New Notes issued pursuant to the Exchange Offer bears to (ii) the aggregate Fees paid or proposed to be paid to the Dealer Managers pursuant to Section 3(a). The relative faults of the Company (including its affiliates, officers, directors, employees, agents and controlling persons) on the one hand and each Dealer Manager (including its affiliates, officers, directors, employees, agents and controlling persons) on the other hand relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, the extent to which the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact is based upon information supplied by or on behalf of the Company and each Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The provisions set forth in the immediately preceding paragraph with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under the immediately preceding paragraph for purposes of indemnification.

The Company and the Dealer Managers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

The indemnity, reimbursement and contribution obligations of an Indemnifying Party under this Section 8 shall be in addition to any liability which such Indemnifying Party may otherwise have to an Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Indemnifying Party and any such Indemnified Person. Notwithstanding the foregoing, in no event shall any Dealer Manager be liable under this Section 8 in an amount in excess of the Fee actually received by such Dealer Manager pursuant to Section 3(a). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealer Managers’ obligations to contribute pursuant to this Section 8 are several and not joint in proportion to their respective share of the aggregate Fee paid by the Company pursuant to Section 3(a).

9. Confidentiality. Each Dealer Manager shall use all information provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services which are the subject of this Agreement and the transactions contemplated hereby and shall treat confidentially all such information; provided that nothing herein shall prevent any Dealer Manager from disclosing any such information (i) pursuant to the order of any court or administrative or similar proceeding, (ii) upon the request of any governmental agency or regulatory authority having jurisdiction over such Dealer Manager or any of its affiliates, (iii) to the extent that such information becomes publicly available other than by reason of disclosure by such Dealer Manager, (iv) to its employees, legal counsel, independent auditors and other experts or agents who need to know such information and are informed of the confidential nature of such information, (v) to any of its affiliates who have been notified in advance of the confidential nature of such information and (vi) in the Offering Documents. Each Dealer Manager shall be responsible for compliance by its disclosee with this Section 9. With respect to clause (i) above, prior to making any such disclosure, each Dealer Manager shall promptly notify the Company of such order or request and use commercially reasonable efforts to cooperate with the Company, at the Company’s expense, in seeking a protective order or taking such action as the Company may reasonably request consistent with applicable law.

10. Survival. The agreements contained in Sections 3, 8 and 9 hereof and the representations and warranties of the Company set forth in Section 5 hereof shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of the Company or any Indemnified Person and (iii) any withdrawal by the Dealer Managers pursuant to Section 2 hereof.

11. No Liability for Acts of Dealers, Banks and Trust Companies. The Dealer Managers shall have no liability to the Company or any other person for any losses, claims, damages, liabilities and expenses (each a “Loss” and collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”) or any bank or trust company, or any other person, and neither any Dealer Manager nor any of its affiliates shall be liable for any Losses arising from its own acts or omissions in performing its obligations as Dealer Manager or as a Dealer hereunder or otherwise in connection with the Exchange Offer, except for any such Losses (i) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Dealer Manager expressly for inclusion in the Offering Documents, or (ii) which are finally judicially determined to have resulted from such Dealer Manager’s gross negligence or willful misconduct (it being understood that any such liability of any Dealer Manager shall be several and not joint). In soliciting or obtaining tenders of Old Notes, no Dealer, bank or trust company shall be deemed to be acting as the agent of the Company or any of its affiliates, and no Dealer Manager shall be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, equity holders, creditors or of any other person. In soliciting or obtaining tenders of Old Notes, the Dealer Managers shall not be nor shall the Dealer Managers be deemed for any purpose to act as partners or joint venturers of or members of a syndicate or group with the Company or any of its affiliates in connection with the Exchange Offer or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as the Dealer Managers’ respective agents. The Company shall have sole authority for the acceptance or rejection of any and all tenders of Old Notes.

12. Governing Law; Jurisdiction; Judgment Currency. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed wholly within the State of New York. The parties hereto consent to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts located in the Borough of Manhattan, City of New York in any action or proceeding related to this Agreement (except that a judgment obtained in such courts may be enforced in any jurisdiction). All judgments arising from such litigation or settlements related thereto shall be paid in United States Dollars.

13. Notices. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given to (i) the Company such notice shall be in writing addressed to Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, Attention: Marcus C. Rowland, Executive Vice President and Chief Financial Officer; and (ii) the Dealer Managers or to the Joint Lead Dealer Managers, such notice shall be in writing addressed to (A) Banc of America Securities LLC, Bank of America Corporate Center, 100 North Tryon Street, Twelfth Floor, Charlotte, North Carolina 28255, facsimile number: (704) 388-0830, Attention: Andrew C. Karp, (B) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, facsimile number: •, Attention: •, and (C) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, facsimile number: •, Attention: •.

14. Conditions to the Exchange Offer. Nothing in this Agreement shall obligate the Company to proceed with or consummate the Exchange Offer, and the Company may terminate the Exchange Offer, unless each of the conditions set forth under “The Exchange Offer—Conditions to the Exchange Offer” in the Prospectus is satisfied (as determined by the Company in its sole discretion) or is otherwise waived by the Company, in each case, on or prior to the date on which the Exchange Offer expires (taking into account any extensions thereof).

15. Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement.

(a) This Agreement is solely for the benefit of the Company and the Dealer Managers, and no other person (except for Indemnified Persons, to the extent set forth in Section 8 hereof) shall acquire or have any rights under or by virtue of this Agreement.

(b) Each Dealer Manager may (subject to Section 9 hereof) share any information or matters relating to the Company or the Exchange Offer, and the transactions contemplated hereby with its affiliates, and such affiliates may likewise share information relating to the Company with such Dealer Manager; provided, however, that each Dealer Manager will not, and will ensure its employees and affiliates do not, share any such information with any of its or its affiliates’ employees on the public side of such Dealer Manager’s information wall. Each Dealer Manager shall be responsible for compliance by its affiliates with Section 9 hereof.

(c) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Dealer Managers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

(d) This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.

Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter shall constitute a binding agreement between us.

Very truly yours, CHESAPEAKE ENERGY CORPORATION

By:

Name:
Title:

SUBSIDIARY GUARANTORS:

THE AMES COMPANY, L.L.C.

CARMEN ACQUISITION, L.L.C.

CHESAPEAKE ACQUISITION, L.L.C.

CHESAPEAKE EP CORPORATION

CHESAPEAKE SOUTH TEXAS CORPORATION

CHESAPEAKE ENERGY LOUISIANA CORPORATION

CHESAPEAKE ENO ACQUISITION, L.L.C.

CHESAPEAKE FOCUS, L.L.C.

CHESAPEAKE KNAN ACQUISITION, L.L.C.

CHESAPEAKE MOUNTAIN FRONT, L.L.C.

CHESAPEAKE OPERATING, INC.

CHESAPEAKE ORC, L.L.C.

CHESAPEAKE ROYALTY, L.L.C.

GOTHIC ENERGY, L.L.C.

GOTHIC PRODUCTION, L.L.C.

NOMAC DRILLING CORPORATION

SAP ACQUISITION, L.L.C.

MC MINERAL COMPANY, L.L.C.

JOHN C. OXLEY, L.L.C.

OXLEY PETROLEUM CO.

By:

Name:
Title:

CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

CHESAPEAKE LOUISIANA, L.P.

CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP

CHESAPEAKE-STAGHORN ACQUISITION L.P.

CHESAPEAKE SIGMA, L.P.

CHESAPEAKE ZAPATA, L.P.

By Chesapeake Operating, Inc., as general partner of each respective entity

By:

Name:
Title:

Accepted and agreed to as of the date

first written above:

BANC OF AMERICA SECURITIES LLC

By:

Name: Andrew C. Karp Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:

Name: Title:

LEHMAN BROTHERS INC.

By:

Name: Title:

BEAR, STEARNS & CO. INC.

By:

Name: Title:

CREDIT SUISSE FIRST BOSTON LLC

By:

Name: Title:

MORGAN STANLEY & CO. INCORPORATED

By:

Name: Title:

BNP PARIBAS SECURITIES CORP.

By:

Name: Title:

CREDIT LYONNAIS SECURITIES (USA) INC.

By:

Name: Title:

SUNTRUST CAPITAL MARKETS, INC.

By:

Name: Title:

TD SECURITIES (USA) INC.

By:

Name: Title:

COMERICA SECURITIES INC.

By:

Name: Title:
WELLS FARGO SECURITIES, LLC

By:

Name: Title:

Exhibit A

Form of Commencement Date Legal Opinion

(a) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Oklahoma; with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents.

(b) Each subsidiary of the Company has been duly incorporated or otherwise established as a legal entity and is in good standing (to the extent such concept applies) under the laws of the jurisdiction of its incorporation or establishment, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Offering Documents. Except as otherwise stated in the Offering Documents, all of the issued and outstanding equity interests of each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable, and the equity interests owned by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(c) This Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor, and assuming the due authorization, execution and delivery of this Agreement by the Dealer Managers, this Agreement constitutes a valid and legally binding agreement of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d) The Company has taken all necessary corporate action to authorize the making and consummation of the Exchange Offer (including the exchange of the New Notes for the Old Notes) and all other actions contemplated by the Offering Documents.

(e) The Offering Documents, as amended and supplemented from time to time, comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

(f) Any Company document incorporated by reference in the Offering Documents when filed or becoming so incorporated by reference complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

(g) All of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(h) The Company’s and each Subsidiary Guarantor’s execution, delivery and performance of this Agreement, the 7.75% Notes Indenture, the 6.875% Notes Indenture, the Guarantees and any other agreements or documents relating to any of the foregoing, the offer, sale and issuance of the New Notes, the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, the Exchange Offer, the cancellation of the Old Notes and the consummation of the transactions contemplated by any of the foregoing and by the Offering Documents: (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries; (ii) will not conflict with or constitute a breach of, or constitute a default under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any such subsidiary is bound or to which any of their properties are subject that is filed or referenced as an exhibit to the Company’s Annual Report of Form 10-K for the year ended December 31, 2002, or to any report on Form 8-K or Form 10-Q filed since December 31, 2002; and (iii) to the best of such counsel’s knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries or any of their respective properties.

(i) The statements under the captions “Description of Notes” and “U.S. Federal Income Tax Considerations” in the Prospectus, insofar as such statements purport to describe or summarize the legal matters and documents therein, fairly present in all material respects such legal matters and documents.

(j) The Registration Statement became effective under the Securities Act on •, 2003, and thereupon the offering of the New Notes as contemplated by the Prospectus became registered under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been instituted or are pending or contemplated under the Securities Act.

(k) To the best of such counsel’s knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or any Subsidiary Guarantor’s execution, delivery and performance of this Agreement, the 7.75% Notes Indenture, the 6.875% Notes Indenture, the Guarantees and any other agreements or documents relating to any of the foregoing, the offer, sale and issuance of the New Notes, the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, the Exchange Offer, the cancellation of the Old Notes and the consummation of the transactions contemplated by any of the foregoing and by the Offering Documents, except such as have been obtained or made by the Company or the Subsidiary Guarantors and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

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(l) Except as described in the Offering Documents or as otherwise disclosed to the Dealer Managers, there are no legal or governmental actions, suits or proceedings pending or, to the best of such counsel’s knowledge: (i) threatened against or affecting the Company or any of its subsidiaries; or (ii) which have as the subject thereof any officer or director of, or any property owned or leased by, the Company or any of its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary, officer or director and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and by the Offering Documents.

(m) The Company is not, and, after giving effect to the transactions contemplated in the Offering Documents, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

It is understood and agreed that certain of the opinions set forth in paragraphs (a)-(d) and (g)-(h) (with respect to due authorization, conflicts with charters, by-laws or similar organizational documents and with respect to certain documents filed as exhibits to the Form 10-K) may be given by the Commercial Law Group, P.C.

In addition, Vinson & Elkins L.L.P. shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, general counsel of the Company, representatives of the Dealer Managers and counsel for the Dealer Managers, at which conferences, the Exchange Offer Material was discussed. Such counsel shall further state that, although they have made certain additional inquiries and investigations in connection with the preparation of the Exchange Offer Material, they have not verified, are not passing on and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents or any documents incorporated by reference therein, based on the participation described above in the course of acting as counsel to the Company in this transaction, no information has come to their attention that has caused such counsel to believe that the Offering Documents, at the date hereof (other than the financial statements and schedules and other financial data and the oil and gas reserve data, in each case contained or incorporated by reference (including the notes thereto and auditor’s report thereon) therein, as to which such counsel need not express any comment or belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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Exhibit b

Form of Closing Date Legal Opinion

(a) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Oklahoma; with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents.

(b) Each subsidiary of the Company has been duly incorporated or otherwise established as a legal entity and is in good standing (to the extent such concept applies) under the laws of the jurisdiction of its incorporation or establishment, with power and authority (corporate and other) to own its properties and to conduct its business as described in the Offering Documents. Except as otherwise stated in the Offering Documents, all of the issued and outstanding equity interests of each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable, and the equity interests owned by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

(c) This Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor, and assuming the due authorization, execution and delivery of this Agreement by the Dealer Managers, this Agreement constitutes a valid and legally binding agreement of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d) The New Notes have been duly authorized by the Company and, when executed, authenticated and issued in accordance with the terms of the 7.75% Notes Indenture and the 6.875% Notes Indenture and delivered to the holders of the Old Notes who tender their Old Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity), and be entitled to the benefits of the 7.75% Notes Indenture and the 6.875% Notes Indenture, as applicable.

(e) Each of the 7.75% Notes Indenture, the 6.875% Notes Indenture and the Guarantees has been duly authorized by the Company and the Subsidiary Guarantors, as applicable, and, assuming due authorization, execution and delivery thereof by the 7.75% Notes Trustee and the 6.875% Notes Trustee, respectively, constitute valid and binding agreements of the Company and each Subsidiary Guarantor, as applicable, enforceable against the Company and each Subsidiary Guarantor, as applicable, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general applicability relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Each of the 7.75% Notes Indenture and the 6.875% Notes Indenture complies with the requirements of and has been duly qualified under the Trust Indenture Act of 1939, including the rules and regulations of the Commission promulgated thereunder.

(f) The Company has taken all necessary corporate action to authorize the making and consummation of the Exchange Offer (including the exchange of the New Notes for the Old Notes) and all other actions contemplated by the Offering Documents.

(g) The Old Notes, the Old Notes Indenture, the New Notes, the 7.75% Notes Indenture, the 6.875% Notes Indenture and the Guarantees conform in all material respects to the respective statements relating thereto contained in the Offering Documents.

(h) The Offering Documents, as amended and supplemented from time to time, comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

(i) Any Company document incorporated by reference in the Offering Documents when filed or becoming so incorporated by reference complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder.

(j) All of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(k) The Company’s and each Subsidiary Guarantor’s execution, delivery and performance of this Agreement, the 7.75% Notes Indenture, the 6.875% Notes Indenture, the Guarantees and any other agreements or documents relating to any of the foregoing, the offer, sale and issuance of the New Notes, the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, the Exchange Offer, the cancellation of the Old Notes and the consummation of the transactions contemplated by any of the foregoing and by the Offering Documents: (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries; (ii) will not conflict with or constitute a breach of, or constitute a default under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any such subsidiary is bound or to which any of their properties are subject that is filed or referenced as an exhibit to the Company’s Annual Report of Form 10-K for the year ended December 31, 2002, or to any report on Form 8-K or Form 10-Q filed since December 31, 2002; and (iii) to the best of such counsel’s knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries or any of their respective properties.

(l) The statements under the captions “Description of Notes” and “U.S. Federal Income Tax Considerations” in the Prospectus, insofar as such statements purport to describe or summarize the legal matters and documents therein, fairly present in all material respects such legal matters and documents.

(m) The Registration Statement became effective under the Securities Act on •, 2003, and thereupon the offering of the New Notes as contemplated by the Prospectus became registered under the Securities Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for the purpose have been instituted or are pending or contemplated under the Securities Act.

(n) To the best of such counsel’s knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or any Subsidiary Guarantor’s execution, delivery and performance of this Agreement, the 7.75% Notes Indenture, the 6.875% Notes Indenture, the Guarantees and any other agreements or documents relating to any of the foregoing, the offer, sale and issuance of the New Notes, the related exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, the Exchange Offer, the cancellation of the Old Notes and the consummation of the transactions contemplated by any of the foregoing and by the Offering Documents, except such as have been obtained or made by the Company or the Subsidiary Guarantors and are in full force and effect under the Securities Act, applicable state securities or blue sky laws.

(o) Except as described in the Offering Documents or as otherwise disclosed to the Dealer Managers, there are no legal or governmental actions, suits or proceedings pending or, to the best of such counsel’s knowledge: (i) threatened against or affecting the Company or any of its subsidiaries; or (ii) which have as the subject thereof any officer or director of, or any property owned or leased by, the Company or any of its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary, officer or director and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and by the Offering Documents.

(p) The Company is not, and, after giving effect to the transactions contemplated in the Offering Documents, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

It is understood and agreed that certain of the opinions set forth in paragraphs (a)-(f) and (j)-(k) (with respect to due authorization, conflicts with charters, by-laws or similar organizational documents and with respect to certain documents filed as exhibits to the Form 10-K) may be given by the Commercial Law Group, P.C.

In addition, Vinson & Elkins L.L.P. shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, general counsel of the Company, representatives of the Dealer Managers and counsel for the Dealer Managers, at which conferences, the Exchange Offer Material was discussed. Such counsel shall further state that, although they have made certain additional inquiries and investigations in connection with the preparation of the Exchange Offer Material, they have not verified, are not passing on and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents or any documents incorporated by reference therein, based on the participation described above in the course of acting as counsel to the Company in this transaction, no information has come to their attention that has caused such counsel to believe that the Offering Documents, at the date hereof and as of the Closing Date (other than the financial statements and schedules and other financial data and the oil and gas reserve data, in each case contained or incorporated by reference (including the notes thereto and auditor’s report thereon) therein, as to which such counsel need not express any comment or belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.